Exhibit (xiv)


 TAIT, WELLER & BAKER


                      CONSENT OF INDEPENDENT AUDITORS


           The Board of Directors and Shareholders of
                Bull & Bear Global Income Fund, Inc.


           We consent to the use of our report included or incorporated by reference in the Prospectus and Statement of Additional Information and to the references to our Firm under the heading "Experts".


                                    /s/ Tait, Weller & Baker

 May 4, 1998
 Philadelphia, Pennsylvania